UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

John Bean Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive
Chicago, Illinois 60601
(Address of Principal executive offices, including Zip Code)

(312) 861-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2010, the Compensation Committee of the Board of Directors of John Bean Technologies Corporation approved an amendment to the John Bean Technologies Corporation Incentive Compensation and Stock Plan to permit the company to deduct certain compensation expenses associated with awards under the plan.   The amendment added a limitation on the total amount of incentive cash compensation awards that may be granted annually under the plan to $8,000,000 and a limitation on the total amount of incentive cash compensation awards that may be granted annually to any eligible individual under the plan to $3,200,000.  The amendment is effective February 23, 2010.

The executed amendment to the John Bean Technologies Corporation Incentive Compensation and Stock Plan is attached hereto as Exhibit 10.6A and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

10.6A	Amendment No. 2 to John Bean Technologies Corporation Incentive Compensation and Stock Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN BEAN TECHNOLOGIES CORPORATION

	By:	/s/ Megan J. Donnelly
Dated: March 1, 2010		Name:	Megan J. Donnelly
		Title:	Chief Accounting Officer, and duly authorized officer